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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the inclusion in this Current Report on Form 8-K of EGL, Inc. and to the incorporation by reference into the previously filed registration statements on Form S-8 (Nos. 333-4452, 333-58393 and 333-42310) of EGL, Inc. of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
-----------------------------
Deloitte & Touche LLP

San Francisco, California
October 6, 2000